Exhibit 99.1

Ginkgo Bioworks Reports Fourth Quarter and Full Year 2024 Financial Results

Ginkgo provides update on its restructuring process including significant improvement in cash flow in the fourth quarter, completion of site consolidation and an expanded cost savings target

Cell Engineering revenue of $35 million in the fourth quarter of 2024, representing 29% growth over 2023

BOSTON, Mass – February 25, 2025 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the fourth quarter and year ended December 31, 2024. The update, including a webcast slide presentation with additional details on the fourth quarter and full year, as well as supplemental financial information will be available at investors.ginkgobioworks.com.

Fourth Quarter 2024 Financial Results
•Fourth quarter 2024 Total revenue of $44 million, up from $35 million in the comparable prior year period
◦Fourth quarter 2024 Cell Engineering revenue of $35 million, up from $27 million in the comparable prior year period, an increase of 29% driven by growth with large biopharma customers
◦Fourth quarter 2024 Biosecurity revenue of $9 million, up from $8 million in the comparable prior year period, with gross profit margin of 17%
•Fourth quarter 2024 GAAP net loss of $(108) million, compared to $(212) million in the comparable prior year period
•Fourth quarter 2024 Adjusted EBITDA of $(57) million, up from $(101) million in the comparable prior year period, driven by the increase in revenue as well as a decrease in operating expenses
•Cash and cash equivalents balance as of December 31, 2024 of $562 million. Cash flow of $(55) million in the fourth quarter of 2024, up from $(114) million in the third quarter of 2024.

"I’m very proud of the team for pushing the technical envelope and delivering for our customers as we enter this new year," said Jason Kelly, co-founder and CEO of Ginkgo Bioworks. "We made a lot of changes in 2024, but our commitment to our mission is as strong as ever. Our expansions into life science tools with our Datapoints and Automation offerings are going well and we are continuing to drive our cost-cutting and sustainable revenue-generating efforts as we enter a very exciting year for Ginkgo."

Full Year 2024 Financial Highlights
•Full year 2024 Total revenue of $227 million, down from $251 million in the prior year, a decrease of 10% as Biosecurity revenue transitioned from K-12 testing to a more recurring business model. Full year 2024 also benefited from $45 million of non-cash revenue from a release of deferred revenue in the third quarter relating to the mutual termination of a customer agreement.
◦Full year 2024 Cell Engineering revenue of $174 million, up from $144 million in the prior year, an increase of 21%. Excluding the $45 million non-cash deferred revenue release in the third quarter, full year 2024 Cell Engineering revenue of $129 million decreased 10%, driven by the shift from early stage customers to large/enterprise customers along with commercial changes related to the restructuring.
◦Full year 2024 Biosecurity revenue of $53 million, down from $108 million in the prior year, a decrease of 51%, with full year 2024 Biosecurity gross profit margin of 27%
•Full year 2024 GAAP net loss of $(547) million, compared to $(893) million in the prior year
•Full year 2024 Adjusted EBITDA of $(293) million, up from $(365) million in the prior year

Recent Business Highlights & Strategic Positioning
•Cell Engineering closed deals with new and existing customers
◦Added 31 new programs and other customer contracts to the Cell Engineering platform in Q4 2024, of which 14 were comparable in size and scope to historically reported New Programs, and an additional 17 contracts that represent a variety of other deal archetypes, such as Datapoints projects

◦Signed contract for our Antibody Developability product from Ginkgo Datapoints with a top biopharma company
◦Ginkgo Automation was selected to deploy a flexible laboratory automation system for cutting-edge biofuels and bioproducts research at Great Lakes Bioenergy Research Center (“GLBRC”), and demonstrated its technology at the 2025 annual meeting of the Society for Laboratory Automation and Screening (“SLAS”)
◦Awarded up to $9.4 million in partnership with Carnegie Mellon University to develop implantable cell-based bioelectronic devices for disease treatment under ARPA-H's REACT program
•Ginkgo Biosecurity continues to work towards creating solutions that offer persistent, pervasive monitoring of biothreats
◦Awarded contract with the European Health and Digital Executive Agency (“HaDEA”) to deliver next-generation ‘agnostic diagnostics’ for respiratory viruses at the point of care, with Ginkgo and its consortium partners eligible to receive up to €24 million over the next 4 years
•Ginkgo made significant progress on its plan to reach Adjusted EBITDA breakeven by the end of 2026
◦Cash flow of $(55) million in the fourth quarter of 2024, up from $(114) million in the third quarter of 2024
◦Ginkgo’s reduction in force and other cost cutting measures have achieved an annualized run-rate cost reduction of $190 million as of the fourth quarter of 2024, with a target to increase that to $250 million by the end of the third quarter of 2025. Site consolidation efforts have also been substantially completed, with excess space available for sublease.

Full Year 2025 Guidance
•Ginkgo expects Total revenue of $160-$180 million in 2025
◦Ginkgo expects Cell Engineering revenue of $110-$130 million in 2025, with potential upside from the recent launch of Tools offerings
◦Ginkgo expects Biosecurity revenue in 2025 of at least $50 million, representing approximate current contracted backlog and expected program renewal along with key assumption of continued availability of government funding, with potential upside from additional opportunities in the pipeline

Conference Call Details
Ginkgo will host a videoconference today, Tuesday, February 25, 2025, beginning at 5:30 p.m. ET. The presentation will include an overview of fourth quarter and 2024 full year financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)
+1 301 715 8592 (Washington DC)
+1 312 626 6799 (Chicago)
+1 669 900 6833 (San Jose)
+1 253 215 8782 (Tacoma)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)

Webinar ID: 920 8859 2008

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo Biosecurity is building and deploying the next-generation infrastructure and technologies that global leaders need to predict, detect, and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and ginkgobiosecurity.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @Ginkgo_Biosec), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks) or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, including with respect to our current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining Adjusted EBITDA breakeven and profitability, impacts of our restructuring, the potential financial impact of our facilities consolidation, potential customer success, including successful application of our offerings by our customers, and expectations with regard to revenue, expenses, including our stock-based compensation expenses, our full year 2025 outlook, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, including with respect to our solutions and tools offerings, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our Foundry platform programs and Codebase assets, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development, production or manufacturing success of our customers, (xi) our exposure to the volatility and liquidity risks inherent in holding equity interests in other operating companies and other non-cash consideration we may receive for our services, (xii) the potential negative impact on our business of our restructuring or the failure to realize the anticipated savings associated therewith and (xiii) the uncertainty regarding government budgetary priorities and funding allocated to government agencies. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 25, 2025 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of December 31, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$ 561,572	$ 944,073
Accounts receivable, net	21,857	17,157
Accounts receivable - related parties	586	742
Prepaid expenses and other current assets	18,729	39,777
Total current assets	602,744	1,001,749
Property, plant and equipment, net	203,720	188,193
Operating lease right-of-use assets	394,435	206,801
Investments	48,704	78,565
Intangible assets, net	72,510	82,741
Goodwill	—	49,238
Other non-current assets	55,336	58,055
Total assets	$ 1,377,449	$ 1,665,342
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 14,169	$ 9,323
Deferred revenue	27,710	44,486
Accrued expenses and other current liabilities	65,387	110,051
Total current liabilities	107,266	163,860
Non-current liabilities:
Deferred revenue, net of current portion	98,783	158,062
Operating lease liabilities, non-current	438,766	221,835
Other non-current liabilities	16,576	24,433
Total liabilities	661,391	568,190
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	5	5
Additional paid-in capital	6,555,416	6,386,191
Accumulated deficit	(5,837,557)	(5,290,528)
Accumulated other comprehensive (loss) income	(1,806)	1,484
Total stockholders’ equity	716,058	1,097,152
Total liabilities and stockholders’ equity	$ 1,377,449	$ 1,665,342

Ginkgo Bioworks Holdings, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cell Engineering revenue	$ 34,789	$ 26,976	$ 173,972	$ 143,531
Biosecurity revenue:
Service	9,058	7,779	53,071	78,975
Product	—	—	—	28,949
Total revenue	43,847	34,755	227,043	251,455
Costs and operating expenses:
Cost of Biosecurity service revenue	7,553	6,611	38,549	46,524
Cost of Biosecurity product revenue	—	—	—	7,481
Cost of other revenue	2,069	—	5,999	—
Research and development (1)	76,377	117,038	424,061	580,621
General and administrative (1)	57,297	89,223	246,161	385,025
Impairment of lease assets	—	—	—	96,210
Goodwill impairment	—	—	47,858	—
Restructuring charges	4,157	—	24,172	—
Total operating expenses	147,453	212,872	786,800	1,115,861
Loss from operations	(103,606)	(178,117)	(559,757)	(864,406)
Other income (expense):
Interest income	7,247	13,303	38,612	57,217
Interest expense	(4)	(93)	(94)	(93)
Loss on equity method investments	—	(1,119)	—	(2,635)
Loss on investments	(12,545)	(10,012)	(28,827)	(54,827)
Loss on deconsolidation of subsidiary	—	(42,502)	(7,013)	(42,502)
Change in fair value of warrant liabilities	—	6,555	5,701	5,168
Other income, net	1,049	93	3,870	9,138
Total other income (expense)	(4,253)	(33,775)	12,249	(28,534)
Loss before income taxes	(107,859)	(211,892)	(547,508)	(892,940)
Income tax benefit	(325)	(198)	(479)	(71)
Net loss	$ (107,534)	$ (211,694)	$ (547,029)	$ (892,869)
Net loss per share, basic and diluted	$ (2.00)	$ (4.28)	$ (10.54)	$ (18.37)
Weighted average common shares outstanding:
Basic	53,814,706	49,442,700	51,894,639	48,610,507
Diluted	53,814,706	49,471,075	51,894,639	48,610,507
Comprehensive loss:
Net loss	$ (107,534)	$ (211,694)	$ (547,029)	$ (892,869)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(2,070)	4,383	(4,782)	4,116
Reclassification of foreign currency translation adjustment realized upon sale of foreign subsidiary	—	—	1,492	—
Total other comprehensive (loss) income	(2,070)	4,383	(3,290)	4,116
Comprehensive loss	$ (109,604)	$ (207,311)	$ (550,319)	$ (888,753)

(1)Total stock-based compensation expense, inclusive of employer payroll taxes, was allocated as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Research and development	$ 9,695	$ 26,775	$ 57,723	$ 148,861
General and administrative	10,968	16,809	57,576	86,047
Total	$ 20,663	$ 43,584	$ 115,299	$ 234,908

Ginkgo Bioworks Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$ (547,029)	$ (892,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	63,020	70,507
Stock-based compensation	112,344	229,884
Goodwill impairment	47,858	—
Restructuring related impairment charges	4,823	—
Non-cash customer consideration	(1,117)	(1,373)
Loss on equity method investments	—	2,635
Loss on investments	28,827	54,827
Change in fair value of notes receivable	2,014	2,416
Change in fair value of warrant liabilities	(5,701)	(5,168)
Change in fair value of contingent consideration liability	3,214	9,168
Loss on deconsolidation of subsidiary	7,013	42,502
Impairment of long-lived assets	5,796	121,404
Deferred income tax benefit	(936)	(801)
Loss on disposal of equipment	844	842
Non-cash lease expense	28,095	28,313
Non-cash in-process research and development	19,796	9,182
Other non-cash activity	1,224	3,194
Changes in operating assets and liabilities:
Accounts receivable	(4,725)	50,068
Prepaid expenses and other current assets	10,085	10,473
Operating lease right-of-use assets	23,463	9,275
Other non-current assets	(1,394)	2,570
Accounts payable	4,771	(1,183)
Accrued expenses and other current liabilities	(40,438)	16,899
Deferred revenue, current and non-current	(68,645)	(35,917)
Operating lease liabilities, current and non-current	(14,881)	(22,800)
Other non-current liabilities	2,094	452
Net cash used in operating activities	(319,585)	(295,500)
Cash flows from investing activities:
Purchases of property and equipment	(62,541)	(40,801)
Deconsolidation of subsidiaries - cash	—	(42,980)
Business acquisition	(5,400)	—
Purchase of notes receivable	—	(350)
Proceeds from sales of marketable securities	4,519	—
Proceeds from sale of equipment	648	4,428
Other	538	(990)
Net cash used in investing activities	(62,236)	(80,693)
Cash flows from financing activities:
Proceeds from exercise of stock options	84	93
Taxes paid related to net share settlement of equity awards	—	(23)
Principal payments on finance leases	(897)	(1,295)
Contingent consideration payment	(922)	(1,411)
Other	(4)	(580)

Net cash used in financing activities	(1,739)	(3,216)
Effect of foreign exchange rates on cash and cash equivalents	(281)	(588)
Net decrease in cash, cash equivalents and restricted cash	(383,841)	(379,997)

Cash and cash equivalents, beginning of period	944,073	1,315,792
Restricted cash, beginning of period	45,511	53,789
Cash, cash equivalents and restricted cash, beginning of period	989,584	1,369,581

Cash and cash equivalents, end of period	561,572	944,073
Restricted cash, end of period	44,171	45,511
Cash, cash equivalents and restricted cash, end of period	$ 605,743	$ 989,584

Ginkgo Bioworks Holdings, Inc.

Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss (1)	$ (107,534)	$ (211,694)	$ (547,029)	$ (892,869)
Interest income	(7,247)	(13,226)	(38,612)	(57,217)
Interest expense	4	15	94	93
Income tax benefit	(325)	(198)	(479)	(71)
Depreciation and amortization	15,652	12,837	63,020	70,507
EBITDA	(99,450)	(212,266)	(523,006)	(879,557)
Stock-based compensation (2)	20,663	43,584	115,299	234,908
Impairment expense (3)	5,796	—	53,654	121,404
Restructuring charges (4)	4,157	—	24,172	—
Merger and acquisition related expenses (5)	(1,693)	18,062	4,417	61,189
Loss on equity method investments	—	1,119	—	2,635
Loss on investments	12,545	10,012	28,827	54,827
Loss on deconsolidation of subsidiary	—	42,502	7,013	42,502
Change in fair value of warrant liabilities	—	(6,555)	(5,701)	(5,168)
Change in fair value of convertible notes	887	2,174	2,014	2,295
Adjusted EBITDA	$ (57,095)	$ (101,368)	$ (293,311)	$ (364,965)

(1)All periods include non-cash revenue when earned, including $45.4 million in the year ended December 31, 2024, recognized pursuant to the termination of revenue contracts with Motif.

(2)For the three months ended December 31, 2024 and 2023, includes $0.1 million and $0.8 million, respectively, in related employer payroll taxes. For the years ended December 31, 2024 and 2023, includes $3.0 million and $5.0 million, respectively, in related employer payroll taxes.

(3)For the three months ended December 31, 2024, includes $5.8 million related to lab equipment. For the year ended December 31, 2024, includes $47.9 million related to goodwill impairment and $5.8 million related to lab equipment. For the year ended December 31, 2023, includes a $25.2 million impairment loss on lab equipment and a $96.2 million impairment loss on lease assets associated with an exited Zymergen leased facility.

(4)Restructuring charges consist of employee termination costs from the reduction in force commenced in June 2024, as well as the impairment of a right-of-use asset relating to facilities consolidation.

(5)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs, net of insurance recovery. Not included in this adjustment are non-cash charges for acquired in-process research and development expenses, which totaled $5.2 million and zero for the three months ended December 31, 2024 and 2023, respectively, and $19.8 million and $9.6 million for the years ended December 31, 2024 and 2023, respectively.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cell Engineering
Revenue	$ 34,789	$ 26,975	$ 173,972	$ 143,531
Costs and operating expenses:
Cost of other revenue	2,069	—	5,999	—
Research and development	50,364	72,951	271,512	335,943
General and administrative	20,494	40,383	115,028	171,210
Cell Engineering operating loss	(38,138)	(86,359)	(218,567)	(363,622)
Biosecurity
Service revenue	9,058	7,779	53,071	78,975
Product revenue	—	—	—	28,949
Costs and operating expense:
Cost of Biosecurity service revenue	7,553	6,611	38,549	46,524
Cost of Biosecurity product revenue	—	—	—	7,481
Research and development	52	192	771	1,599
General and administrative	11,200	12,652	44,370	55,514
Biosecurity operating loss	(9,747)	(11,676)	(30,619)	(3,194)
Total segment operating loss	(47,885)	(98,035)	(249,186)	(366,816)
Reconciling items to reconcile total segment operating loss to loss before income taxes:
Stock-based compensation (1)	20,663	43,584	115,299	234,908
Impairment expense (2)	5,796	—	53,654	121,404
Depreciation and amortization	15,652	12,836	63,020	70,507
Restructuring charges (3)	4,157	—	24,172	—
Carrying cost of excess space (net of sublease income) (4)	9,330	—	25,986	—
Merger and acquisition related expenses	(1,693)	18,062	4,417	61,188
Acquired in-process research and development	—	5,601	19,849	9,582
Other (income) expense, net (5)	6,070	33,776	(8,075)	28,535
Loss before income taxes	$ (107,860)	$ (211,894)	$ (547,508)	$ (892,940)

(1)For the three months ended December 31, 2024 and 2023, includes $0.1 million and $0.8 million, respectively, in related employer payroll taxes. For the years ended December 31, 2024 and 2023, includes $3.0 million and $5.0 million, respectively, in related employer payroll taxes.
(2)For the three months ended December 31, 2024, includes $5.8 million related to lab equipment. For the year ended December 31, 2024, includes $47.9 million related to goodwill impairment and $5.8 million related to lab equipment. For the year ended December 31, 2023, includes a $25.2 million impairment loss on lab equipment and a $96.2 million impairment loss on lease assets associated with an exited Zymergen leased facility.
(3)Includes $4.2 million and $19.3 million in employee termination and other costs for the three months and year ended December 31, 2024, respectively. Additionally, Restructuring charges include $4.8 million in impairment of an operating lease right-of-use asset relating to facilities consolidation for the year ended December 31, 2024.
(4)The carrying cost of excess space includes base rent, common area maintenance charges, and real estate taxes associated with facilities that are not occupied, net of any sublease income from these spaces.
(5)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs, net of insurance recovery.
(6)Includes interest income, interest expense, loss on investments, losses/gains on deconsolidation of subsidiaries, changes in fair value of certain assets and liabilities, and other gains or losses.